Exhibit 24

LIMITED POWER OF ATTORNEY

FORM S-8 REGISTRATION STATEMENT

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Bob Evans Farms, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Colin M. Daly or Kevin C. O’Neil, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and re-substitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one more registration statement(s) on Form S-8 (the “Registration Statement”) relating to the issuance by the Company of common shares pursuant to the Bob Evans Farms, Inc. 1992 Equity and Cash Incentive Plan, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, whether on Form S-8 or otherwise, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of the date indicated below.

Name	Signature	Title	Date

Douglas N. Benham	/s/ Douglas N. Benham	Director	June 19, 2015

Charles M. Elson	/s/ Charles M. Elson	Director	June 19, 2015

Michael J. Gasser	/s/ Michael J. Gasser	Director	June 19, 2015

Mary Kay Haben	/s/ Mary Kay Haben	Director	June 19, 2015

David W. Head	/s/ David W. Head	Director	June 19, 2015

Kathleen S. Lane	/s/ Kathleen S. Lane	Director	June 19, 2015

Eileen A. Mallesch	/s/ Eileen A. Mallesch	Director	June 19, 2015

Larry S. McWilliams	/s/ Larry S. McWilliams	Director	June 19, 2015

Kevin M. Sheehan	/s/ Kevin M. Sheehan	Director	June 19, 2015

Michael F. Weinstein	/s/ Michael F. Weinstein	Director	June 19, 2015

Paul S. Williams	/s/ Paul S. Williams	Director	June 19, 2015